UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2016

CSS Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-2661	13-1920657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Plymouth Road, Suite 300, Plymouth Meeting, PA	19462
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(610) 729-3959

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2016, Vincent A. Paccapaniccia, our Executive Vice President–Finance and Chief Financial Officer, notified us of his resignation. Effective August 16, 2016, he ceased serving as our Chief Financial Officer. He has agreed to provide transition services through September 16, 2016.

On August 16, 2016, David F. McHugh, who currently serves as Vice President–Finance of the Company, was appointed as our interim Chief Financial Officer to serve in such capacity until a replacement is appointed. Mr. McHugh, age 54, has served as our Vice President–Finance since joining the company in 2011. Prior to joining the company, Mr. McHugh served for approximately 13 years as Senior Vice President and Corporate Controller of ICT Group, Inc., a provider of customer management and business process outsourcing solutions, which was a public company prior to being acquired by Sykes Enterprises, Incorporated in 2010. During the period that he serves as our interim Chief Financial Officer, Mr. McHugh’s base salary will be increased by $5,000 per month.

Item 7.01 Regulation FD Disclosure.
On August 16, 2016, we issued a press release announcing the resignation of Vincent A. Paccapaniccia as our Chief Financial Officer and the appointment of David F. McHugh as our interim Chief Financial Officer. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. This press release is being furnished pursuant to General Instruction B.2 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor is it subject to the liabilities of that section or deemed incorporated by reference into any filing made by us under the Exchange Act and/or the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits

(d) The following Exhibit is furnished herewith:

Exhibit No.	Description
99.1	Press Release dated August 16, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSS Industries, Inc.
(Registrant)

Date:	August 16, 2016	By:	/s/ William G. Kiesling
William G. Kiesling
Vice President–Legal and Licensing and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 16, 2016

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